                                                                    EXHIBIT 25.1

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                                    FORM T-1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
           ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) [ ]

                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
               (Exact name of trustee as specified in its charter)


  ILLINOIS                                               36-3800435
  (Jurisdiction of incorporation or organization         (I.R.S. Employer
  if not a U.S. national bank)                           Identification Number)


  2 NORTH LASALLE STREET
  SUITE 1020
  CHICAGO, ILLINOIS                                      60602
  (Address of principal executive offices)               (Zip code)

                                JOHN C. HITT, JR.
                               CHAPMAN AND CUTLER
                             111 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 845-3000
                               (Agent for Service)

                           ---------------------------

                         ASSISTED LIVING CONCEPTS, INC.
               (Exact name of obligor as specified in its charter)

  NEVADA                                                 93-1148702
  (State or other jurisdiction of                        (I.R.S. employer
  incorporation or organization)                         identification no.)


  11835 NE GLENN WIDING DRIVE
  PORTLAND, OREGON                                       97220-9057
  (Address of principal executive offices)               (Zip code)

                      CARRIAGE HOUSE ASSISTED LIVING, INC.
              (Exact name of obligor as specified in its charter)

DELAWARE                                                  93-1147652
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)


C/O ASSISTED LIVING CONCEPTS, INC.
11835 NE GLENN WIDING DRIVE

PORTLAND, OREGON                                          97220-9057
(Address of principal executive offices)                  (Zip code)



                  HOME AND COMMUNITY CARE, INC.
       (Exact name of obligor as specified in its charter)

NEVADA                                                    88-0864255
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)


C/O ASSISTED LIVING CONCEPTS, INC.
11835 NE GLENN WIDING DRIVE

PORTLAND, OREGON                                          97220-9057
(Address of principal executive offices)                  (Zip code)

                        ALC INDIANA, INC.
       (Exact name of obligor as specified in its charter)

NEVADA                                                    88-0497629
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)


C/O ASSISTED LIVING CONCEPTS, INC.
11835 NE GLENN WIDING DRIVE

PORTLAND, OREGON                                          97220-9057
(Address of principal executive offices)                  (Zip code)

                           ---------------------------

                        10% SENIOR SECURED NOTES DUE 2008
                       (Title of the indenture securities)


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

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                        Address

    Office of Banks & Trust Companies of        500 E. Monroe Street
    the State of Illinois                       Springfield, Illinois 62701-1532

    Federal Reserve Bank of Chicago             230 S. LaSalle Street
                                                Chicago, Illinois 60603

        (b)    Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.


Item 16.  LIST OF EXHIBITS.

        1. A copy of Articles of Incorporation of BNY Midwest Trust Company as now in effect. (incorporated by reference to Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

        2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (incorporated by reference to Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

        4. A copy of the existing By-laws of the Trustee. (incorporated by reference to Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

        5.     Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Act. (incorporated by reference to Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

        8.     Not applicable.

        9.     Not applicable.

                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 13th day of November, 2001.

                                        BNY MIDWEST TRUST COMPANY


                                        By /s/ MARY CALLAHAN
                                           -------------------------------------
                                           Name: Mary Callahan
                                           Title: Assistant Vice President

                                   EXHIBIT 7


                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies
                        CONSOLIDATED REPORT OF CONDITION
                                       OF
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

        Including the institution's domestic and foreign subsidiaries completed as of the close of business on March 31, 2001, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.


                            ASSETS                                THOUSANDS OF DOLLARS
1.      Cash and Due from Depository Institutions..............           3,274

2.      U.S. Treasury Securities...............................             -0-

3.      Obligations of States and Political Subdivisions.......             -0-

4.      Other Bonds, Notes and Debentures......................             -0-

5.      Corporate Stock........................................             -0-

6.      Trust Company Premises, Furniture, Fixtures
        and Other Assets Representing Trust Company
        Premises...............................................             226

7.      Leases and Lease Financing Receivables.................             -0-

8.      Accounts Receivable....................................           3,542

9.      Other Assets...........................................

        (Itemize amounts greater than 15% of Line 9)
               Goodwill and Intangibles..................90,321          90,392

10.     TOTAL ASSETS...........................................          97,434

                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies
                        CONSOLIDATED REPORT OF CONDITION
                                       OF
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606



                             LIABILITIES                          THOUSANDS OF DOLLARS
11.     Accounts Payable....................................                -0-

12.     Taxes Payable.......................................                -0-

13.     Other Liabilities for Borrowed Money................             25,425

14.     Other Liabilities...................................

        (Itemize amounts greater than 15% of Line 9)

        Reserve for Taxes..............................2,668
        Deferred Income..................................879
        Accrued Expenses.................................782

15.     TOTAL LIABILITIES                                                29,863

                            EQUITY CAPITAL

16.     Preferred Stock.....................................                -0-

17.     Common Stock........................................              2,000

18.     Surplus.............................................             62,130

19.     Reserve for Operating Expenses......................                -0-

20.     Retained Earnings (Loss)............................              3,441

21.     TOTAL EQUITY CAPITAL................................             67,571

22.     TOTAL LIABILITIES AND EQUITY CAPITAL................             97,434

I,      Robert L. De Paola, Vice President
   --------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                              /s/ Robert L. DePaola
                ------------------------------------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 27th day of April, 2001
                                       ------------------------

My Commission expires May 15, 2001.

                     /s/ Joseph A. Giacobino, Notary Public
                ------------------------------------------------

(Notary Seal)


Person to whom Supervisory Staff should direct questions concerning this report.

           Christine Anderson                          (212) 437-5521
-------------------------------------        ----------------------------------
                  Name                          Telephone Number (Extension)


                                   -3-